SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2002

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1632900
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)


Item 5. Other Events

        On July 8, 2002, the Registrant announced that as a result of further deterioration in the quality of the previously disclosed problem loans associated with a former senior lending officer, it anticipates its second quarter loan loss provision will be $4.0 million and that expected earnings per share for the second quarter will be $3.5 million, or $.30 per diluted share.

        For further information, reference is made to the Registrant's press release dated July 8, 2002, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

            99     Press Release dated July 8, 2002.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: July 9, 2002	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer


Exhibit 99


BANNER CORPORATION ANNOUNCES INCREASED PROVISION FOR LOAN LOSSES

        WALLA WALLA, Wash.--(BUSINESS WIRE)--July 8, 2002--Banner Corporation (Nasdaq: BANR) announced that the Corporation expects its provision for loan losses will be $4.0 million for the quarter ended June 30, 2002 primarily as a result of the further deterioration in the quality of loans associated with a former senior lending officer in the greater Seattle area and continued weakness with respect to economic activity in that market area.  Many of the loans originated by that former officer were to marginal borrowers whose performance has continued to suffer in the current economic environment, leading to an elevated level of charge-offs and the need for additional loan loss provision. As a result of the increase in the provision for loan losses, the Corporation expects that its net earnings will be approximately $3.5 million, or $.30 per diluted share, for the second quarter.

        The Corporation plans to issue a press release for its second quarter ended June 30, 2002, on July 24, 2002 and host a conference call on the same day to discuss the results.

        Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the web at www.banrbank.com.

        Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Corporation's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

        Such forward-looking statements include projections. Such projections have not been audited, examined or otherwise reviewed by independent auditors of Banner. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Banner. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Banner that the projections will prove to be correct.

Contact:

        Banner Corporation
        D. Michael Jones or Lloyd Baker
        509/527-3636
